UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

The Dow Chemical Company and Petrochemical Industries Company (PIC) of Kuwait announced the formation of two new joint ventures. The text of that press release is contained in the attached Exhibit.

Item 7. Financial Statements and Exhibits

The following exhibit is filed as a part of this report:

Exhibit No. 99

News Release - Dow and PIC Announce Formation of Two New Joint Ventures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 2004                         THE DOW CHEMICAL COMPANY

By: /S/ FRANK H. BROD____

                                            Name: Frank H. Brod
                                            Title: Vice President and
                                            Controller

EXHIBIT INDEX

EXHIBIT NO. 99 DESCRIPTION                 Dow and PIC Announce Formation of Two New Joint Ventures